                                                  Rule 424(b)(3)
                                                  File No. 33-62479


Pricing Supplement No. 22                         Dated: December 16, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $50,000,000                     Issue Price: 100 %

Original Issue Date: December 18, 1996 Stated Maturity Date: December 18, 1997

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
                [] Federal Funds Rate [] Prime Rate [] Other: Fixed

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 18th of March, June and September of 1997.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 18th of March, June, September and December of 1997, beginning March 18, 1997.

                                                  Rule 424(b)(3)
                                                  File No. 33-62479


Pricing Supplement No. 22                         Dated: December 16, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.

Initial Interest Rate: 5.59297%

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                        Minimum Interest Rate: N/A

Spread (+/-): +.05%                               Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .049%.

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 22 UNDER MTN-SERIES G PROGRAM: $800,750,000.00
                   b)  CUSIP #42333HGF3

Agent:  Lehman Brothers Inc.
        Three World Financial Center
        12th Floor
        New York, New York 10285

                                                  Rule 424(b)(3)
                                                  File No. 33-62479


Pricing Supplement No. 23                         Dated: December 17, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $50,000,000                     Issue Price: 100 %

Original Issue Date: December 20, 1996 Stated Maturity Date: December 22, 1997

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
                 [] Federal Funds Rate [] Prime Rate [] Other: Fixed

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 22nd of March, June and September of 1997.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 22nd of March, June, September and December of 1997, beginning March 24, 1997.

                                                  Rule 424(b)(3)
                                                  File No. 33-62479


Pricing Supplement No. 23                         Dated: December 17, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.

Initial Interest Rate: N/A

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                        Minimum Interest Rate: N/A

Spread (+/-): +.05%                               Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05%.

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 23 UNDER MTN-SERIES G PROGRAM: $850,750,000.00
                   b)  CUSIP #42333HGG1

Agent: Goldman, Sachs & Co.
       85 Broad Street
       27th Floor
       New York, New York 10004

                                                Rule 424(b)(3)
                                                File No. 33-62479


Pricing Supplement No. 24                       Dated: December 17, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000

HELLER FINANCIAL, INC.

MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $25,000,000                      Issue Price: 100%

Original Issue Date: December 20, 1996      Stated Maturity Date: January 15,
                                              1998

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
       (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
       (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
       (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
                [] Federal Funds Rate [] Prime Rate [] Other: Fixed

Interest Reset Period: Monthly

Interest Payment Period: Monthly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 15th day of each month, beginning January 15, 1997, up to but excluding the Stated Maturity Date.


Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 15th day of each month, beginning January 15, 1997, up to and including the Stated Maturity Date.

                                                      Rule 424(b)(3)
                                                      File No. 33-62479


Pricing Supplement No. 24                             Dated: December 17, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.

Initial Interest Rate: N/A

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                            Minimum Interest Rate: N/A

Spread (+/-): +.07%                                   Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be   % of the principal amount of
       the Note to be redeemed and shall decline at each anniversary of the
       Initial Redemption Date by   % of the principal amount to be redeemed
       until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
       Optional Repayment Dates:
       Optional Repayment Prices:

Repayment Provisions:
       (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05187%.

Other Provisions: a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                      NO. 24 UNDER MTN-SERIES G PROGRAM: $900,750,000.00
                  b)  CUSIP #42333HGH9

Agent: J.P. Morgan Securities, Inc.
       60 Wall Street
       New York, New York 10260-0060

                                                       Rule 424(b)(3)
                                                       File No. 33-62479


Pricing Supplement No. 25                              Dated: December 17, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $25,000,000                          Issue Price: 100%

Original Issue Date: December 20, 1996  Stated Maturity Date: December 18, 1998

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
                [ ] Federal Funds Rate [ ] Prime Rate [ ] Other: Fixed

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 18th day of March, June, September and December, of each year beginning March 18, 1997, up to but excluding the Stated Maturity Date.

                                                       Rule 424(b)(3)
                                                       File No. 33-62479


Pricing Supplement: No. 25                              Dated: December 17, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 18th day of March, June, September and December, of each year beginning March 18, 1997, up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.

Initial Interest Rate: 5.66203%

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                  Minimum Interest Rate: N/A

Spread (+/-): +.08%                         Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be   % of the principal amount of
       the Note to be redeemed and shall decline at each anniversary of the
       Initial Redemption Date by   % of the principal amount to be redeemed
       until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
       Optional Repayment Dates:
       Optional Repayment Prices:

Repayment Provisions:
       (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .10%.

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 25 UNDER MTN-SERIES G PROGRAM: $925,750,000.00
                   b)  CUSIP #42333HGJ5

Agent:  Merrill Lynch & Co.
        250 Vesey Street
        New York, NY 10281